UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 17, 2009, Joseph J. Scarano, Jr., age 42, succeeded Kevin D. Mitchell as Vice President – Controller and the principal accounting officer of WCA Waste Corporation (the “Company”). Since joining the Company in July 2000, Mr. Scarano has served as Vice President and Corporate Field Controller. From 1989 to July 1999, Mr. Scarano held various financial and controllership positions with Browning-Ferris Industries in Texas, Tennessee, Pennsylvania, and New York. From July 1999 until June 2000, Mr. Scarano was the Area Controller for Republic Services in New Jersey and New York City. He is a Certified Public Accountant and received Bachelor of Business Administration degrees in Accounting and Finance from Texas A&M University.

In April 2005, the Company and Mr. Scarano entered into an Employment Agreement. On December 15, 2008, the Employment Agreement was amended and restated to ensure compliance with Section 409A of the Internal Revenue Code, as amended.  The December 2008 amendment did not change or otherwise modify the financial benefits available to Mr. Scarano under the terms of his Employment Agreement and the Company did not enter into any new agreement with Mr. Scarano in connection with his appointment as its Vice President - Controller and principal accounting officer.  The Employment Agreement with Mr. Scarano is for a term of one-year, which term is extended on a monthly basis for an additional calendar month.  The Employment Agreement provides for an annual base salary which is commensurate with the duties and responsibilities of Mr. Scarano’s position.  Under the terms of his Employment Agreement, Mr. Scarano has the opportunity to earn an annual bonus equal to a specified percentage of his annual base salary based on specific performance measures and annual incentive plan goals as established by the Company.  In the event that his employment is terminated for any reason other than death, permanent disability or “cause,” as such term is defined in his Employment Agreement, Mr. Scarano is entitled to be paid his salary, and receive any other benefits he was entitled to at the time of his termination, for a period of one year from the date of termination.  In the event of a “change in control,” as such term is defined in his Employment Agreement, Mr. Scarano is entitled to receive a lump sum payment equal to his annual base salary plus his average annual bonus for the three prior calendar years if, within 12 months of such change of control, (i) his employment is involuntarily terminated other than for cause or (ii) he voluntarily terminates his employment due to changes in his duties, compensation or job location.

Mr. Scarano also participates in the 2004 WCA Waste Corporation Incentive Plan (or any successor thereto) in which similarly situated officers of the Company participate and pursuant to which he had received annual awards of restricted shares of the Company’s Common Stock and may receive future awards as determined by the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 20, 2009	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer